Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Post-Effective Amendment No. 5 to Registration Statement on Form S-1 (Registration No. 333-215915) of our report dated October 8, 2020, relating to the financial statements of Pure Bioscience, Inc. as of July 31, 2020 and 2019 and for the years then ended which appear in Pure Bioscience, Inc.’s Annual Report on Form 10-K for the year ended July 31, 2020 filed with the Securities and Exchange Commission on October 8, 2020. We also consent to the reference to our firm under the caption “Experts”.

Weinberg & Company, P.A.

Los Angeles, California

October 19, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated October 29, 2019, relating to the consolidated financial statements of PURE Bioscience, Inc., for the year ended July 31, 2019, which report includes explanatory paragraphs relating to the change in the method of accounting for revenue and the uncertainty of the Company’s ability to continue as a going concern, appearing in this Post-Effective Amendment No. 5 to Form S-1 (No. 333-215915), and to the reference to us under the heading “Experts”.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

October 19, 2020